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                                                                    Exhibit 23.2



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Optical Sensors Incorporated 1989 Omnibus Stock Option Plan and the Optical Sensors Incorporated 1993 Stock Option Plan, of our report dated February 1, 1996 with respect to the financial statements of Optical Sensors Incorporated for the year ended December 31, 1995, included in the Company's Prospectus dated February 14, 1996, as filed with the Securities and Exchange Commission on February 15, 1996.


                                                  Ernst & Young LLP

Minneapolis, Minnesota
May 21, 1996